EXHIBIT 1A-4: SAMPLE SUBSCRIPTION AGREEMENT	Copy No.:

Name: ___________________________________

Advanced Predictive Analytics Holdings, Inc.

(A Nevada corporation)

SUBSCRIPTION CIRCULAR

FOR THE PURCHASE OF

FIVE-YEAR

UNSECURED SUBORDINATED CONVERTIBLE

8%

CUMULATIVE

PROMISSORY NOTES

Subscription Documents for the Unsecured Subordinated Convertible Notes as described in the Form 1-A Regulation A Level 2 Offering Statement to which this Subscription Circular is incorporated therein by reference.

THIS PAGE IS LEFT INTENTIONALLY BLANK

ADVANCED PREDICTIVE ANALYTICS HOLDINGS, INC.

INSTRUCTIONS FOR COMPLETION OF SUBSCRIPTION AGREEMENT

Item I:	Name and address information must be provided. Securities will be issued in the name set forth in this Item and delivered to the address set forth in this Item. If two people are subscribing jointly, both people must provide their names and social security numbers. A telephone number must also be provided.

Item II:	If the securities are to be held in a different name than the investor and sent to a different address (i.e., an Individual Retirement Account (IRA) or other account held at a brokerage firm), this Item must be completed. If the securities are to be issued and delivered directly to the entity listed in Item I, this section need not be filled in.

Item III:	This Item needs to be read by the investor, but nothing needs to be written here.

Item IV:	This Item must be completed by checking the appropriate line.

Item V:	This Item must be completed only if you check Item IV (A) (1).

Item VI:	This Item needs to be read by the investor and signed in acknowledgment.

Item VII:	The Patriot Act requires us to collect information on the sources of funds. Please complete section 1, add the documents requested in section 2 only if funds did not come from the US or one of the listed approved countries, and complete section 3.

Item VIII:	The Subscription Agreement must be signed and dated here.

Item IX:	Have your attorney, accountant, broker, or financial advisor print this on his or her letterhead, fill it out, and sign to verify that this is a suitable investment. This is another requirement of the Patriot Act.

You should carefully read this Subscription Circular before purchasing Notes. Once accepted by the Company, subscriptions may not be revoked. A copy of the Subscription Circular should be retained for your own records. A dually executed copy of the Subscription Agreement signed and accepted by the Company, will be returned to Subscribers whose subscriptions are accepted.

Questions

If you have any questions regarding the completion of the documents in this Circular, contact the following persons:

George Pursglove:	george.pursglove@advpa.com	954.803.5191
Robert Honeyman:	robert.honeyman@advpa.com	305.240.1694

SUBSCRIPTION AGREEMENT

ADVANCED PREDICTIVE ANALYTICS HOLDINGS, INC.

Please read all instructions and the terms and conditions of this document carefully before filling out this agreement. If you need assistance, please contact George Pursglove at (954) 803-5191.

When agreement is complete, email the signed and dated agreement to:george.pursglove@advpa.com or mail documents to:

Advanced Predictive Analytics Holdings, Inc.

3405 Colony Plaza

Newport Beach, California 92660

Attn: George Pursglove

I.	ACCOUNT REGISTRATION

☐	Individual Account	☐	Joint Registration If no box below is checked, we will issue the securities as JTWROS.	☐	Pension or Profit Sharing	☐	Corporation, Partnership, Trust, Association or Other Entity
		☐	Joint Tenant with Right of Survivorship	☐	IRA
		☐	Tenants in Common
		☐	Tenants by Entirety
		☐	Community Property

Name of APPLICANT, CUSTODIAN, CORPORATION, TRUST or BENEFICIARY:

			☐	PLEASE PUT A CHECK NEXT TO THE SOCIAL SECURITY
☐ Male ☐ Female	Date of Birth	Social Security/Tax ID #

Name of JOINT TENANT or TRUSTEE (if applicable)			☐	NUMBER OR TAX ID NUMBER RESPONSIBLE FOR TAXES. WE WILL REPORT THIS NUMBER TO THE IRS.

☐ Male ☐ Female	Date of Birth	Social Security/Tax ID #

Marital Status (please check one)	☐	Single	☐	Married	☐	Separated	☐	Divorced

Investment Amount:_______________ purchase of a Five-Year Unsecured Subordinated Convertible 8% Cumulative Promissory Note (convertible into APAI’s Common Stock at $2.70 per Share; Minimum Investment of $10,000.00 unless otherwise approved by Advance Predictive Analytics, Inc.).

HOME ADDRESS (THIS ADDRESS WILL BE USED FOR MAILING UNLESS YOU INDICATE OTHERWISE)

Street Address:_______________________________________ Suite Number: ______

City: ____________________State: _______ ZIP+4: ______________ E-Mail:______________________________

Home Phone Number (with Area Code) (______) _____________ Fax Number: (_____) _________________________

BUSINESS ADDRESS

Name of Company:________________________________________________________________________________

Street Address: ____________________________________ Suite Number _____ E-Mail:_________________________

City: __________________________________ State: _______ ZIP+4: ____________________________

Business Phone Number (with Area Code) ___________________ Business Fax Number: (______) _____________________

II.	ALTERNATIVE DISTRIBUTION INFORMATION

To direct distributions to a party other than the registered owner, complete the information below.

Name of Firm (Bank or Brokerage): ______________________________________________

Account Name: ______________________________________________________________

Account Number: ____________________________________________________________

Address: _______________________________ City, State ZIP: _______________________

III.	SUBSCRIPTION AGREEMENT

You as an individual or you on behalf of the subscribing entity are being asked to complete this Subscription Agreement to determine whether or not you (it) are qualified to purchase securities under applicable federal and state securities laws.

Your answers to the questions contained herein must be true and correct in all respects, and a false representation by you may constitute a violation of law for which a claim for damages may be made against you.

Your answers will be kept strictly confidential; however, by signing this Subscription Agreement, you will be authorizing Advanced Predictive Analytics Holdings, Inc. to present a completed copy of this Subscription Agreement to such parties as they may deem appropriate in order to make certain that the offer and sale of the Securities will not result in a violation of the Securities Act of 1933, as amended, or of the securities laws of any state.

This Subscription Agreement does not constitute an offer to sell or a solicitation of an offer to buy securities or any other security.

All questions must be answered. If the appropriate answer is “None” or “Not Applicable”, please state so. Please print or type your answers to all questions and attach additional sheets if necessary to complete your answers to any item. Please initial any correction.

INDIVIDUAL SUBSCRIBERS:

If the Securities subscribed for are to be owned by more than one person, you and the other co-subscriber must each complete a separate Subscription Agreement (except if the co-subscriber is your spouse) and sign the Signature Page annexed hereto. If your spouse is a co-subscriber, you must indicate his or her name and social security number.

CORPORATIONS, PARTNERSHIPS, PENSION PLANS AND TRUSTS:

The information requested herein relates to the subscribing entity and not to you personally (unless otherwise determined in the ACCREDITED INVESTOR STATUS section).

IV.	ACCREDITED INVESTOR STATUS

IF YOU MEET ANY OF THE FOLLOWING TESTS, PLEASE CHECK THE APPROPRIATE SPACES BELOW.

A.	INDIVIDUAL ACCOUNTS

I certify that I am an “accredited investor” because:

1.	☐	I had an individual income of more than $200,000 in each of the two most recent calendar years, and I reasonably expect to have an individual income in excess of $200,000 in the current calendar year; or my spouse and I had joint income in excess of $300,000 in each of the two most recent calendar years, and we reasonably expect to have a joint income in excess of $300,000 in the current calendar year.
2.	☐	I have an individual net worth, or my spouse and I have a joint net worth, in excess of $1,000,000 (excluding residence and personal property).

For purposes of this Subscription Agreement, “individual income” means “adjusted gross income” as reported for Federal income tax purposes, exclusive of any income attributable to a spouse or to property owned by a spouse, and increased by the following amounts: (i) the amount of any interest income received which is tax-exempt under Section 103 of the Internal Revenue Code of 1986, as amended, (the “Code”), (ii) the amount of losses claimed as a limited partner in a limited partnership (as reported on Schedule E of form 1040), (iii) any deduction claimed for depletion under Section 611 et seq. of the Code and (iv) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Sections 1202 of the Internal Revenue Code as it was in effect prior to enactment of the Tax Reform Act of 1986.

For purposes of this Subscription Agreement, “joint income” means, “adjusted gross income,” as reported for Federal income tax purposes, including any income attributable to a spouse or to property owned by a spouse, and increased by the following amounts: (i) the amount of any interest income received which is tax-exempt under Section 103 of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) the amount of losses claimed as a limited partner in a limited partnership (as reported on Schedule E of Form 1040), (iii) any deduction claimed for depletion under Section 611 et seq. of the Code and (iv) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Internal Revenue Code as it was in effect prior to enactment of the Tax Reform Act of 1986.

For the purposes of the Subscription Agreement, “net worth” means (except as otherwise specifically defined) the excess of total assets at fair market value (FMV), excluding residence and personal property, over total liabilities, excluding mortgages unless in excess of fair market value (FMV) and income taxes on unrealized appreciation of assets.

IV.	ACCREDITED INVESTOR STATUS (Continued)

B.	CORPORATIONS, PARTNERSHIPS, EMPLOYEE BENEFIT PLANS OR IRAS

1.	Has the subscribing entity been formed for the specific purpose of investing in the Securities?	☐	Yes	☐	No

If your answer to question 1 is “No” CHECK whichever of the following statements (a-e) is applicable to the subscribing entity. If your answer to question 1 is “Yes” the subscribing entity must be able to certify to statement 2 below in order to qualify as an “accredited investor.”

The undersigned entity certifies that it is an “accredited investor” because it is:

(a)	☐	an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, provided that the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, and the plan fiduciary is a bank, savings and loan association, insurance company or registered investment adviser; or
(b)	☐	an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 that has total assets in excess of $5,000,000; or
(c)	☐

each of its shareholders, partners, or beneficiaries meets at least one of the following conditions described above under Individual Accredited Investor Status. Please also CHECK the appropriate space in that section; or

(Note: Income Statement or Net Worth Statement must be completed for each shareholder, partner or beneficiary)

(d)	☐

the plan is a self-directed employee benefit plan and the investment decision is made solely by a person that meets at least one of the conditions described above under Individual Accredited Investor Status; or

(Note: Income Statement or Net Worth Statement must be completed for each shareholder, partner or beneficiary)

(e)	☐	a corporation, a partnership or a Massachusetts or similar business trust with total assets in excess of $5,000,000.

2.	If the answer to Question 1 above is “Yes”, please certify the statement below is true and correct:

☐	The undersigned entity certifies that it is an accredited investor because each of its shareholder or beneficiaries meets at least one of the following conditions described above under Individual Accredited Investor Status. Please also CHECK the appropriate space in that section.

C.	TRUST ACCOUNTS

1.	Has the subscribing entity been formed for the specific purpose of investing in the Securities?	☐	Yes	☐	No

If your answer to question 1 is “No” CHECK whichever of the following statements (a-c) is applicable to the subscribing entity. If your answer to question 1 is “Yes” the subscribing entity must be able to certify to the statement c below in order to qualify as an “accredited investor.

The undersigned trustee certifies that the trust is an “accredited investor” because:

(a)	☐	the trust has total assets in excess of $5,000,000 and the investment decision has been made by a “sophisticated person,” as described in Rule 506(b)(2)(ii) promulgated under the Act; or
(b)	☐	the trustee making the investment decision on its behalf is a bank (as defined in Section 3(a)(2) of the Act), a saving and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, acting in its fiduciary capacity; or
(c)	☐	the undersigned trustee certifies that the trust is an accredited investor because the grantor(s) of the trust may revoke the trust at any time and regain title to the trust assets and has (have) retained sole investment control over the assets of the trust and the (each) grantor meets at least one of the following conditions described above under Individual Accredited Investor Status. Please also CHECK the appropriate space in that section. (Note: For each grantor an Income Statement or Net Worth Statement must be completed)

D.	ANY ENTITY (but not an individual person)

☐	All of the equity owners of this entity are accredited investors. (If you are checking this option EACH owner of the entity must complete Item IV, A, by checking option 1 or 2 or both, as applicable, and complete Item V if you checked option 1 of Item IV, A. Make copies of pages 5 and 6 to do this and note each owner’s name on each copy.)

V.	INCOME STATEMENT - (Round off to the nearest $5,000)

ALL ACCREDITED INVESTORS RELYING ON AN INCOME STANDARD (YOU ARE RELYING ON AN INCOME STANDARD IF YOU CHECKED ITEM IV (A)(1)) MUST COMPLETE THIS SECTION.

Please specify the amount of your:	☐	Individual	☐	Joint	☐	Trust	☐	Beneficiary	☐	Shareholder	☐	Partner

income (defined in section IV: Accredited Investor Status) in calendar years 2014 and 2015 and your projected income for 2016.

2014:_________________	2015: _________________	2016: _________________ (Projected)

Current Employer:_______________ Position or Title: _________________ Telephone number (_____)     _________

Former Employer (if current employment is less than five years):_____________________________________

Name of Employer:_______________________          Position or Title: _________________________

Period Employed: ________________________ to __________________________

VI.	CERTIFICATIONS

I understand that investment in the Securities is an illiquid investment. In particular, I recognize that: (i) I must bear the economic risk of investment in the Securities for an indefinite period of time, since the Securities have not been registered under the Securities Act of 1933 (the “Securities Act”) and therefore cannot be sold unless either they are subsequently registered under the Securities Act or an exemption from such registration is available and a favorable opinion of counsel for Advanced Predictive Analytics Holdings, Inc. to that effect is obtained (if requested by Advanced Predictive Analytics Holdings, Inc.); and (ii) no established market will exist and it is possible that no public market for the Securities will develop. I consent to the affixing by Advanced Predictive Analytics Holdings, Inc. of such legends on certificates representing the Securities as any applicable federal or state securities law may require from time to time.

I represent and warrant to Advanced Predictive Analytics Holdings, Inc. that: (i) The financial information provided in the Subscription Agreement is complete, true and correct; (ii) I and my Investment Managers, if any, have carefully reviewed and understand the risks of, and other considerations relating to, a purchase of Securities, including, but not limited to, the risks set forth under “Risk Factors” in the Private Placement Memorandum (the “Memorandum”); (iii) I and my Investment Managers, if any, have been afforded the opportunity to obtain any information necessary to verify the accuracy of any representations or information set forth in the Memorandum and have had all inquiries to Advanced Predictive Analytics Holdings, Inc. answered, and have been furnished all requested materials, relating to Advanced Predictive Analytics Holdings, Inc. and the offering and sale of the Securities and anything set forth in the Memorandum; (iv) neither I nor my Investment Managers, if any, have been furnished any offering literature by Advanced Predictive Analytics Holdings, Inc. or any of its affiliates, associates or agents other than the Memorandum, and the documents referenced therein; and (v) I am acquiring the Securities for which I am subscribing for my own account, as principal, for investment and not with a view to the resale or distribution of all or any part of the Securities.

The undersigned, if a corporation, partnership, trust or other form of business entity, (i) is authorized and otherwise duly qualified to purchase and hold the Securities, (ii) has obtained such additional tax and other advice that it has deemed necessary, (iii) has its principal place of business at its residence address set forth in this Subscription Agreement, and (iv) has not been formed for the specific purpose of acquiring the Securities (although this may not necessarily disqualify the subscriber as a purchaser). The persons executing the Subscription Agreement, as well as all other documents related to the Offering, represent that they are duly authorized to execute all such documents on behalf of the entity. (If the undersigned is one of the aforementioned entities, it agrees to supply any additional written information that may be required.)

All of the information which I have furnished to Advanced Predictive Analytics Holdings, Inc. and which is set forth in the Subscription Agreement is correct and complete as of the date of the Subscription Agreement. If any material change in this information should occur prior to my subscription being accepted, I will immediately furnish the revised or corrected information. I further agree to be bound by all of the terms and conditions of the Offering described in the Memorandum. I am the only person with a direct or indirect interest in the Securities subscribed for by this Subscription Agreement. I agree to indemnify and hold harmless Advanced Predictive Analytics Holdings, Inc. and its officers, directors and affiliates as well as Advanced Predictive Analytics Holdings, Inc. placement agents and all their officers, directors and affiliates from and against all damages, losses, costs and expenses (including reasonable attorneys' fees) that they may incur by reason of the failure of the undersigned to fulfill any of the terms or conditions of this Subscription Agreement or by reason of any breach of the representations and warranties made by the undersigned herein or in any document provided by the undersigned to Advanced Predictive Analytics Holdings, Inc. This subscription is not transferable or assignable by me without the written consent of Advanced Predictive Analytics Holdings, Inc. If more than one person is executing this agreement, the obligations of each shall be joint and several and the representations and warranties contained in this Subscription Agreement shall be deemed to be made by, and be binding upon, each of these persons and his or her heirs, executors, administrators, successors, and assigns. This subscription, upon acceptance by Advanced Predictive Analytics Holdings, Inc., shall be binding upon my heirs, executors, administrators, successors, and assigns. This Subscription Agreement shall be construed in accordance with and governed in all respects by the laws of the State of Nevada.

I certify that I, either alone or with my purchaser representative, have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of this investment.

Under penalties of perjury, I certify that (1) my taxpayer identification number shown in this Subscription Agreement is correct and (2) I am not subject to backup withholding because (a) I have not been notified that I am subject to backup withholding as a result of a failure to report all interest and dividends or (b) the Internal Revenue Service has notified me that I am no longer subject to backup withholding. (If you have been notified that you are subject to backup withholding and the Internal Revenue Service has not advised you that backup withholding has been terminated, strike out item (2).)

BY SIGNING, I ACKNOWLEDGE THAT I HAVE CAREFULLY REVIEWED THE MEMORANDUM RELATED TO THIS INVESTMENT AND AM BOUND BY THE TERMS OF THE SUBSCRIPTION AGREEMENT AND MEMORANDUM.

  Date:________________________________________

  Name: (print) ________________________________

  Signature: ___________________________________

VII.	PATRIOT ACT REQUIREMENTS

The Patriot Act requires us to obtain the following information from you to detect and prevent the misuse of the world financial system.

1.            In the space provided below, please identify from where monies were transferred to Advanced Predictive Analytics Holdings, Inc. in relation to your subscription for the securities.

COUNTRY	NAME OF BANK/FINANCIAL INSTITUTION	CONTACT NAME/PHONE NUMBER AT BANK/FINANCIAL INSTITUTION	NAME OF ACCOUNTHOLDER	ACCOUNT NUMBER

If the country from which the monies were transferred appears in the Approved Country List below, please go to number 3. If the country does not appear, please go to number 2.

Approved Country List

Argentina	Australia	Austria	Belgium	Brazil
Canada	Denmark	Finland	France	Germany
Greece	Gulf Cooperation Council	Hong Kong	Iceland	Ireland
Italy	Japan	The Netherlands (including the Netherlands Antilles and Aruba)	Luxembourg	Mexico
New Zealand	Norway	Portugal	Russian Federation	Singapore
South Africa	Spain	Sweden	Switzerland	Turkey
United Kingdom	United States

2.            If subscription monies were transferred to Advanced Predictive Analytics Holdings, Inc. from any country other than on the “Approved Country List” (see above), please provide the following documentation to Advanced Predictive Analytics Holdings, Inc. (all copies should be in English and certified as being “true and correct copies of the original” by a notary public of the jurisdiction of which you are resident).

(a)	For Individuals:

	(i)	evidence of name, signature, date of birth and photographic identification;
	(ii)	evidence of permanent address; and
	(iii)	where possible, a reference from a bank with whom the individual maintains a current relationship and has maintained such relationship for at least two years.

(b)	For Companies:

	(i)	a copy of its certificate of incorporation and any change of name certificate;
	(ii)	a certificate of good standing;
	(iii)	a register or other acceptable list of directors and officers;
	(iv)	a properly authorized mandate of the company to subscribe in the form, for example, of a certified resolution which includes naming authorized signatories;
	(v)	a description of the nature of the business of the company;
	(vi)	identification, as described above for individuals, for at least two directors and authorized signatories;
	(vii)	a register of members or list of shareholders holding a controlling interest; and
	(viii)	identification, as described above, for individuals who are beneficial owners of corporate shareholders which hold 10% or more of the capital share of the company.

VII.	PATRIOT ACT REQUIREMENTS – (continued)

(c)		For Partnerships and Unincorporated Businesses:

	(i)	a copy of any certificate of registration and a certificate of good standing, if registered;
	(ii)	identification, as described above, for individuals and, where relevant, companies constituting a majority of the partners, owners or managers and authorized signatories;
	(iii)	a copy of the mandate from the partnership or business authorizing the subscription in the form, for example, of a certified resolution which includes naming authorized signatories; and
	(iv)	a copy of constitutional documents (formation and partnership agreements).

(d)		For Trustees:

	(i)	identification, as described above, for individuals or companies (as the case may be) in respect of the trustees;
	(ii)	identification, as described above for individuals, of beneficiaries, any person on whose instructions or in accordance with those wishes the trustee/nominee is prepared or accustomed to act and the settlor of the trust; and
	(iii)	evidence of the nature of the duties or capacity of the trustee.

3.	Advanced Predictive Analytics Holdings, Inc. is also required to verify the source of funds. To this end, summarize the underlying source of the funds remitted to us (for example, where subscription monies were the profits of business (and if so please specify type of business), investment income, savings, etc.).

Source of Funds

VIII.	SIGNATURES

The Subscription Agreement contains various statements and representations by subscribers and should be carefully reviewed in its entirety before executing this signature page.

I hereby certify that I have reviewed and am familiar with the terms of the Subscription Agreement.

This Subscription Agreement incorporates by reference all forms of securities to be purchased. I agree to be bound by all of the terms and conditions of this Subscription Agreement and all forms of securities presented to me. I acknowledge that I have not received any formal disclosure document regarding Advanced Predictive Analytics Holdings, Inc. or this investment other than a confidentiality and non-disclosure document which prohibits disclosure of the company’s confidential materials to any person other that the signers of the agreement and the professionals who have been involved in assisting me (us) in making this investment decision.

Dated_______________________

Print name of individual subscriber, custodian,	Signature of individual subscriber, authorized person, trustee

Print name of co-subscriber, authorized person, co-trustee if required by trust instrument	Signature of co-subscriber, authorized person, co-trustee if required by trust instrument

Investment Authorization. The undersigned corporation, partnership, benefit plan or IRA has all requisite authority to acquire the Securities hereby subscribed for and to enter into the Subscription Agreement, and further, the undersigned officer, partner, or fiduciary of the subscribing entity has been duly authorized by all requisite action on the part of such entity to execute these documents on its behalf. Such authorization has not been revoked and is still in full force and effect.

Check Box:	☐	Yes	☐	No	☐	Not Applicable

CAPACITY CLAIMED BY SIGNER:

☐	Individual(s)	☐	Attorney-In-Fact
☐	Partner(s)	☐	Subscribing Witness
☐	Trustee(s)	☐	Guardian/Conservator
☐	Officer(s)	☐	Other:
Title(s)

IX.	VERIFICATION OF BROKER/ACCOUNTANT/ATTORNEY

Third Party Accredited Investor Confirmation:

[LETTERHEAD OF VERIFIER]

[Date]

NAME OF INVESTOR

ADDRESS

ADDRESS

RE: ACCREDITED INVESTOR STATUS

In conjunction with a proposed investment pursuant to Regulation A Tier 2 under the Securities Act of 1933, as amended, I hereby confirm that, as of the date set forth above, _________________________________________________ is an accredited investor as defined in Regulation A Tier 2 as set forth on the Accredited Investor Questionnaire attached hereto.

In making this determination, I have reviewed the selected documents and information:

_____     (A) In regard to whether the purchaser (alone or with spouse) is an accredited investor on the basis of income, reviewing any Internal Revenue Service form that reports the purchaser’s income for the two most recent years (including, but not limited to, Form W–2, Form 1099, Schedule K–1 to Form 1065, and Form 1040) and obtaining a written representation from the purchaser that s/he (alone or with spouse) has a reasonable expectation of reaching the income level necessary to qualify as an accredited investor during the current year;

_____      (B) In regard to whether the purchaser is an accredited investor on the basis of net worth, reviewing one or more of the following types of documentation dated within the prior three months and obtaining a written representation from the purchaser that all liabilities necessary to make a determination of net worth have been disclosed:

(1) With respect to assets: Bank statements, brokerage statements and other statements of securities holdings, certificates of deposit, tax assessments, and appraisal reports issued by independent third parties; and

(2) With respect to liabilities: A consumer report from at least one of the nationwide consumer reporting agencies.

I am a(n) (attorney, accountant, broker dealer, investment adviser) licensed (#___________) and in good standing in the state/country of _____________.

Sincerely,

ACCEPTANCE BY THE COMPANY

Advanced Predictive Analytics Holdings, Inc. hereby accepts the foregoing Subscription and agrees to be bound by the terms and conditions of this Agreement.

Advanced Predictive Analytics Holdings, Inc., (APAI)

A Nevada corporation

By:		Date:
Mr. George Pursglove, Chairman/CEO

or

By:		Date:
Mr. Robert Honeyman, Sr. Vice President Finance/CFO